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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2013
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ATMI, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-16239	06-1481060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Commerce Drive, Danbury, Connecticut	06810
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (203) 794-1100

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2013, ATMI, Inc. and certain of its subsidiaries (the “Sellers”), and Pall Corporation, a New York Corporation (the “Acquiror”), entered into a Share and Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which, subject to the satisfaction or waiver of certain conditions, the Sellers will sell and transfer to the Acquiror all assets primarily related to the Sellers’ life sciences business (the “Business”), including all equity interests held by the Sellers in ATMI BVBA, a company organized under the laws of Belgium, in exchange for cash proceeds of approximately $185 million, subject to customary working capital adjustments (the “Transaction”).

The parties’ obligations to consummate the Transaction, which is expected to close during the first quarter of 2014, are conditioned upon, among other things, certain foreign antitrust approvals (if required), the execution and delivery of certain ancillary agreements, the completion of certain pre-closing restructuring transactions, the absence of a “material adverse effect” with respect to the Business, and other conditions customary for a transaction of this type.

The Sellers and the Acquiror each made certain representations, warranties and covenants in the Purchase Agreement, including, among other things, covenants by the Sellers to conduct the Business in the ordinary course during the interim period between the execution of the Purchase Agreement and the consummation of the Transaction.  In addition, the Purchase Agreement also provides for certain customary termination rights for both the Acquiror and the Sellers.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached to this report as Exhibit 2.1 and is incorporated herein by reference.

The Purchase Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Sellers or the Acquiror or to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Purchase Agreement includes representations, warranties and covenants of the Sellers and the Acquiror made solely for purposes of the Purchase Agreement and which may be subject to important qualifications and limitations agreed to by the Sellers and the Acquiror in connection with the negotiated terms of the Purchase Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Sellers and the Acquiror rather than establishing matters as facts.

Item 8.01	Other Events.

On December 23, 2013 ATMI, Inc. issued a press release in connection with the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Share and Asset Purchase Agreement, dated as of December 22, 2013, by and among ATMI, Inc., ATMI Packaging, Inc., Advanced Technology Materials, Inc., ATMI SARL, ATMI Belgium LLC, and Pall Corporation.

99.1	Press Release, dated December 23, 2013

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMI, Inc.
(Registrant)

December 23, 2013	/s/ Timothy C. Carlson
(Date)	Timothy C. Carlson Executive Vice President, Chief Financial Officer and Treasurer